Exhibit 99.1

June 30, 2025

Western Uranium & Vanadium Announces Results of AGM and Appoints New Transfer Agent

Toronto, Ontario and Nucla, Colorado, June 30, 2025 (GLOBE NEWSWIRE) -- Western Uranium & Vanadium Corp. (CSE: WUC) (OTCQX: WSTRF) (“Western” or the ”Company”) is pleased to announce the results of the Company’s Annual General and Special Meeting of shareholders (the “Meeting”) held in Nucla, Colorado on June 27, 2025.

Proxy votes were cast for common shares representing approximately 51% of the issued and outstanding common shares of the Company as at the record date for the Meeting. Each of the other matters put forward before shareholders for consideration and approval at the Meeting, as described in the Company's management information circular dated May 22, 2025, was duly approved by the requisite number of votes.

Re-Election of Directors

At the Meeting, the shareholders re-elected all of the directors proposed by management of the Company, namely, George Glasier, Bryan Murphy, Andrew Wilder and Michael Skutezky.

Re-Appointment of Auditor

The shareholders re-appointed MNP LLP as auditor of the Company for the ensuing year and authorized the board of the Company to fix the remuneration of the auditors.

Re-Appointment of Officers

Subsequent to the Meeting, the following management re-appointments were confirmed for the ensuing year: George Glasier, President and Chief Executive Officer; Robert Klein, Chief Financial Officer; Michael Rutter, Chief Operating Officer; and Denis Frawley, Corporate Secretary.

The newly-elected Board re-appointed the following chairs: Bryan Murphy as Chairman of the Board; Andrew Wilder as Chairman of the Audit Committee; and Michael Skutezky as Chairman of the Governance, Nominating and Compensation Committee. Each of the Audit Committee Governance, and the Governance, Nominating and Compensation Committee are comprised of three independent directors, namely Bryan Murphy, Andrew Wilder, and Michael Skutezky.

Appointment of New Transfer Agent

Western’s announces that it has appointed Odyssey Trust Company ("Odyssey") as the registrar and transfer agent for the Company's common shares replacing Capital Transfer Agency ULC (”CTA”). There was no change to the CUSIP number of Western’s common shares as a result of the change of registrar and transfer agent. Going forward, inquiries and correspondence relating to shareholders' records should be directed to Odyssey at www.odysseytrust.com/contact.

In addition, Odyssey has replaced CTA as rights agent under the shareholder rights plan agreement of the Company dated May 24, 2023.

Shareholders need not take action in respect of the change in transfer agent and rights agent.

About Western Uranium & Vanadium Corp.

Western Uranium & Vanadium Corp. is ramping-up high-grade uranium and vanadium production at its Sunday Mine Complex. In addition to the flagship property located in the prolific Uravan Mineral Belt, the production pipeline also includes conventional projects in Colorado and Utah. The Mustang Mineral Processing Site is being licensed and developed for mined material recovery and will incorporate kinetic separation to optimize economics.

Cautionary Note Regarding Forward-Looking Information: Certain information contained in this news release constitutes “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws (collectively, “forward-looking statements”). Statements of that nature include statements relating to, or that are dependent upon: the Company’s expectations, estimates and projections regarding the Offering and exploration and production plans and results; the timing of planned activities; whether the Company can raise any additional funds required to implement its plans; whether regulatory or analogous requirements can be satisfied to permit planned activities; and more generally to the Company’s business, and the economic and political environment applicable to its operations, assets and plans. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict. Please refer to the Company’s most recent Management’s Discussion and Analysis, as well as its other filings at www.sec.gov and/or www.sedarplus.com, for a more detailed review of those risk factors. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and that these statements are made as of the date hereof. While the Company may do so, it does not undertake any obligation to update these forward-looking statements at any particular time, except as and to the extent required under applicable laws and regulations.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

George Glasier

President and CEO

970-864-2125

gglasier@western-uranium.com

Robert Klein

Chief Financial Officer

908-872-7686

rklein@western-uranium.com